UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2008

DAVIDSON GROWTH PLUS, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

  0-15675

  52-1462866

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Davidson Growth Plus, L.P., a Delaware limited partnership (the “Registrant”), owns a 100% interest in DGP Village, L.P., a Delaware limited partnership (the “Partnership”).  The Partnership owned The Village Apartments (“The Village”), a 112-unit apartment complex located in Brandon, Florida.  On June 26, 2008, the Partnership sold The Village to The Reliant Group, Inc., a California corporation (the “Purchaser”).  The total sales price for The Village was $9,355,000.  The Registrant continues to own and operate one other investment property.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the sale proceeds will be available to distribute to the Registrant’s limited partners.

Item 9.01

Financial Statements and Exhibits

(b)

Pro forma financial information.

The following unaudited pro forma balance sheet and statements of operations reflect the continuing operations of the Registrant as if The Village had been sold on January 1, 2007.  The following also excludes the operations of Brighton Crest Apartments, which was previously reported on June 10, 2008 as being sold.

The pro forma financial statements do not project the Registrant’s results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant’s 2008 Quarterly Report on Form 10-Q for the period ended March 31, 2008 and the Registrant’s 2007 Annual Report on Form 10-KSB.

PRO FORMA BALANCE SHEET

(in thousands)

March 31, 2008

All other assets	$ 230
Investment properties, net	6,270
Total Assets	$ 6,500

All other liabilities	$ 4,529
Mortgage notes payable	5,202
Partners’ deficit	(3,231)
Total Liabilities and Partners’ Deficit	$ 6,500

PRO FORMA STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2007

Total revenues	$ 590	$ 2,256
Total expenses	742	2,867
Net loss	$ (152)	$ (611)
Net loss per limited partnership unit	$(5.20)	$(20.89)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  DAVIDSON GROWTH PLUS, L.P.

By:

Davidson Growth Plus G.P. Corporation

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Senior Vice President

Date:

July 2, 2008